Exhibit 32.1

In connection with the Annual Report of Merisant Worldwide, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2005 (the “Report”), the undersigned, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul R. Block
Paul R. Block
Chief Executive Officer
March 30, 2006